                                                                    Exhibit 2.2



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT OR SHARES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.


                 I.I.S INTELLIGENT INFORMATION SYSTEMS LIMITED

                      WARRANT TO PURCHASE ORDINARY SHARES


Void after                              Right to Purchase ______ Ordinary Shares
                                                  (Subject to adjustment)



                                    PREAMBLE

     I.I.S. Intelligent Information Systems Ltd. ("IIS" or the "Company"), an Israeli company, hereby certifies that, for value received, ____________, whose address is ___________________________________________, or its registered assigns (hereinafter, the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M. Israeli time, on December 20, 2003 (the "Expiration Date"), _________ of the Company's fully paid and non-assessable Ordinary Shares, par value NIS 0.003 per share (the "Ordinary Shares"), at the purchase price per share of $4.50 (the "Initial Exercise Price"). The number of such Ordinary Shares and the Initial Exercise Price are subject to adjustment as provided herein.

     This Warrant is one of the Warrants to Purchase Ordinary Shares (the "Warrants"), evidencing the right to purchase Ordinary Shares of the Company, issued pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated January 31, 2001, between the Company and the Purchasers identified therein. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of the Warrants. A copy of the Securities Purchase Agreement may be obtained by any Registered Holder of the Warrants from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement.

     Section 1.    Exercise of Warrant.
                   -------------------

     (a) Exercise by Payment.  To exercise this Warrant in whole or in part, the
         -------------------
holder hereof shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of such holder's election to exercise this Warrant, which notice shall specify the number of Ordinary Shares to be purchased, (b) an official bank check, payable to the Company in an amount equal to the multiple of the Exercise Price (as adjusted) and the number of Ordinary Shares being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Ordinary Shares specified in such notice. The share certificate or certificates so delivered shall be issued in the name of such holder or such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date such notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining Ordinary Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such share certificates and new Warrants, except that, in case such share certificates or new Warrants shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all shares transfer taxes that are payable upon the issuance of such shares certificate or certificates or new Warrants shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

     (b) All shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable and, if the Common Shares is then listed on a national securities exchange, then Common Shares issued upon the exercise of this Warrant shall be duly listed thereon.

     (c) The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Warrant Shares, but, in lieu thereof, shall pay to the holder of this Warrant cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the market value of one share of Warrant Shares, as of the date of receipt by the Company of notice of exercise of this Warrant, as determined in good faith by the Board of Directors of the Company.

     Section 2.    Transfer, Division and Combination.
                   ----------------------------------

     This Warrant and all rights hereunder are transferable, in whole or in parts, on such books at such office, upon surrender of this Warrant at such office, together with a written assignment of this Warrant duly executed by the holder hereof or his agent or attorney and funds sufficient to pay any shares transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or

Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank, the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary.

     This Warrant may be divided upon presentation hereof at such principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or his agent or attorney. Subject to compliance with the preceding paragraph as to any transfer that may be involved in such division, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided in accordance with such notice.

     The Company shall pay all expenses, taxes (other than share transfer taxes) and other charges payable in connection with the preparation, issue and delivery of Warrants hereunder.

     Section 3.    Restrictions on Transfer of Warrants and Shares.
                   -----------------------------------------------

     This Warrant shall be transferable only under circumstances such that the transfer is exempt from the requirements of registration under the Securities Act of 1933, as amended (or any similar statute then in effect) and any applicable state securities law.

     Section 4.    Certain Covenants.
                   -----------------

     The Company covenants and agrees that:

          (a) it will at all times reserve and set apart and have, free from preemptive or any other third party rights, a number of shares of authorized but unissued Ordinary Shares sufficient to enable it at any time to fulfill all its obligations hereunder; and

          (b) before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of the shares issuable upon exercise of the Warrants, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable at such adjusted Exercise Price.

     Section 5.    Notices.
                   -------

     In case the Company proposes

          (a) to pay any dividend payable in shares (of any class or classes) or in Convertible Securities upon its Ordinary Shares or make any distribution (other than ordinary cash dividends) to the holders of its Ordinary, or

          (b) to grant to the holders of its Ordinary Shares generally any rights or options, or

          (c) to effect any capital reorganization or reclassification of shares of the Company, or

          (d) to consolidate with, or merge into, any other corporation, to transfer all or substantially all of its assets, or to become a party to a transaction involving the sale of the outstanding shares of the Company, or

          (e) to effect the liquidation, dissolution or winding up of the Company,

then the Company shall cause notice of any such intended action to be given to all holders of record of outstanding Warrants not less than 30 days before the date on which the transfer books of the Company shall close or a record be taken for such share dividend, distribution or granting of rights or options, or the date when such capital reorganization, reclassification, consolidation, merger, transfer, sale, liquidation, dissolution or winding up shall be effective, as the case may be.

     Any notice or other document required or permitted to be given or delivered to holders of record of Warrants shall be mailed first-class postage prepaid to each such holder at the last address shown on the books of the Company maintained for the registry and transfer of the Warrants. Any notice or other document required or permitted to be given or delivered to holders of record of shares issued pursuant to Warrants shall be mailed by postage prepaid to each such holder at such holder's address as the same appears on the share records of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be mailed first class postage prepaid to the principal office of the Company, as set forth under Section 1 hereof, or delivered to the office of one of the Company's executive officers at such address, or such other address within the United States of America as shall have been furnished by the Company to the holders of record of such Warrants and the holders of record of such shares.

     Section 6.    Limitation of Liability; Not Shareholders; Rights Offers.
                   --------------------------------------------------------

     (a) No provision of this Warrant , in the absence of affirmative action by the holder hereof to purchase shares, shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive dividends or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as shareholders of the Company.

     (b) No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a shareholder of the Company, whether such liability is asserted by the Company, creditors of the Company or others.

     (c) If the Company's shareholders are offered any securities whatsoever by a rights issue, the Company shall offer identical rights on the same terms and conditions to the holder of this Warrant, as if the holder had exercised this Warrant in full immediately prior to the date of conferring the right to participate in the rights issue.

     Section 7.    Loss, Destruction, etc, of Warrants.
                   -----------------------------------

     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 7 in lieu of any Warrant alleged to be lost,
                   ---------
destroyed or stolen, or of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

     Section 8.    Adjustment.
                   ----------

          The Initial Exercise Price shall be subject to adjustment from time to time or upon exercise as provided in this Section 8.
                                          ---------

          (a)  Additional Issuances.  If the Company shall, at any time or from
               --------------------
time to time prior to the exercise or Expiration Date, whichever is earlier (the "Option Period"), issue any New Securities for consideration per share less than the applicable Exercise Price in effect immediately prior to the issuance of such Additional Shares, the Exercise Price for the Warrant in effect immediately prior to each such issuance shall automatically (except as otherwise provided in this Section 8(a)) be lowered to that price.
     ------------

          "New Securities" shall mean any shares of the Company, whether or not now authorized, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" shall not include (i) securities offered to the public; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of another corporation or any other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation (iii) shares of the Company issuable upon exercise or options or warrants outstanding on the date hereof or issued or granted pursuant
to this Warrant;   (iv) securities issued to employees or consultants of the
Company pursuant to any stock option plan or stock purchases or stock bonus arrangement approved by the Board of Directors of the Company; (v) securities issued pursuant to payment of any dividend or distribution with respect to all of the Company's issued and outstanding capital stock; or (vi) Ordinary Shares issued pursuant to the conversion of Debentures or exercise of warrants issued pursuant to the Securities Purchase Agreement; or (vii) securities issued to a strategic investor, who, in addition to its equity investment in the Company, has the capability to provide significant added value to the Company's business.;

          For the purposes of any adjustment of the Exercise Price pursuant to this Section 8(a), the following provisions shall be applicable:
     ------------

          (i) In the case of the issuance of Ordinary Shares for consideration in whole or in part in property other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value of such property, irrespective of any accounting treatment.

          (ii) In the case of the issuance of Ordinary Shares for consideration in whole or in part other than cash or property, the value of such consideration shall be deemed to be the aggregate par value of such Shares, less the value of any other consideration received by the Company.

          (iii) In the case of the issuance of options or other rights to purchase or subscribe for securities by their terms convertible into or exchangeable for shares or options to purchase or other rights to subscribe for such convertible or exchangeable securities:

          (A) the aggregate maximum number of Ordinary Shares deliverable upon exercise of such options to purchase or rights to subscribe for Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Shares covered thereby;

          (B) the aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights, provided that in making the foregoing calculations, such convertible or exchangeable securities shall be deemed to have been converted or redeemed;

          (C) if there is any change in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), then the Exercise Price shall automatically be readjusted in proportion to such change; and

          (D) upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities, the Exercise Price shall be automatically readjusted to the Exercise Price that would have obtained had such options, rights or convertible or exchangeable securities not been issued.

          (b)  Share Dividend; Subdivision; Split of Shares.  If the number of
               --------------------------------------------
Ordinary Shares outstanding at any time during the Option Period is increased by a shares dividend payable in Ordinary Shares or by a subdivision or split-up of Ordinary Shares, then, following the record date fixed for the determination of holders of shares entitled to receive such shares dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased and the number of Ordinary Shares issuable on exercise of the Warrant shall be increased in proportion to such increase in outstanding shares.

          (c)  Combination of Shares.  If, at any time during the Option Period,
               ---------------------
the number of Ordinary Shares outstanding is decreased by a combination of the outstanding Ordinary Shares, then, following the record date for such combination, the Exercise Price shall be appropriately increased and the number of Ordinary Shares issuable on exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares.

          (d)  Reorganization; Merger, etc.  In the event, at any time during
               ---------------------------
the Option Period, of any capital reorganization, or any reclassification, exchange or substitution of the shares of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a share dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the share capital of the Company) or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person (any such transaction, an "Extraordinary Transaction"), then the Company shall provide appropriate adjustment to the Exercise Price and other terms of this Warrant after the effectiveness of such Extraordinary Transaction such that the Warrant upon the effectiveness of the Extraordinary Transaction shall be exercisable into the kind and number of shares or other securities or property of the Company, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of Ordinary Shares deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon exercise of this Warrant would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section 8(d) shall similarly apply to successive
                   ------------
Extraordinary Transactions.

          (e)  Calculations.  All calculations under this Section 8 shall be
               ------------
made to the nearest one-tenth of a cent ($0.001) or to the nearest one-tenth of a share, as the case may be.

          (f)  Deferred Issuance.  In any case in which the provisions of this
               -----------------
Section 8 shall require that an adjustment shall become effective immediately
---------
after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional shares issuable upon such exercise by reason of the adjustment required by such event over and above the shares issuable upon such exercise before giving effect to such adjustment, and (2) paying to such holder any cash amounts in lieu of fractional shares; provided, however, that the Company shall deliver to such holder a due bill or
--------  -------
other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (g)  Adjustment in case of Early Repayment. In the event that the
               -------------------------------------
Company makes early repayment of the Debenture issued to the Registered Holder pursuant to the Securities Purchase Agreement, the Initial Exercise Price will be reduced to $4.00 (and if the Initial Exercise Price shall then be subject to all the adjustments hereunder, effected both before and after such adjustment).

          (h)  Statement of Adjustment.  Whenever the Exercise Price is adjusted
               -----------------------
pursuant to any of the foregoing provisions of this Section 8, the Company shall
                                                    ---------
promptly
prepare a written statement signed by the President of the Company, setting forth the adjustment, determined as provided in this Section, and in reasonable detail the facts requiring such adjustment and the calculation thereof. Such statement shall be filed among the permanent records of the Company and a copy thereof shall be furnished to the holder of this Warrant without request and shall at all reasonable times during business hours be open to inspection by holders of the Warrants.

     Section 9.    Negotiability, Etc.  This Warrant is issued upon the
                   -------------------
following terms, to all of which each Registered Holder or owner hereof by the taking hereof consents and agrees:

          (a) subject to the terms of the Securities Purchase Agreement, title to this Warrant may be transferred by endorsement (by the Registered Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

          (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

          (c) until this Warrant is transferred on the books of the Company, the Company may treat the Registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     Section 10.    Governing Law, Exclusive Jurisdiction.
                    -------------------------------------

     This Warrant shall be governed by the laws of the State of Israel, without giving effect to the rules respecting conflict of law. Any dispute connected herewith shall be submitted solely to the courts of Tel-Aviv, which are granted exclusive jurisdiction over any such dispute.

     Section 11.    Entire Agreement; Modification; Waiver. This Warrant
                    --------------------------------------
constitutes the entire agreement between the parties pertaining to the subject matter herein, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Warrant shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Warrant shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.



                            [Signature page follows]

   IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered in its name by a duly authorized officer.


Dated:



                              I.I.S. INTELLIGENT INFORMATION SYSTEMS LIMITED



                              By: ______________________________
                              Name: Robi Hartman
                              Title: Chairman and CEO.



Attest:



By: _____________________________
Name: ___________________________
Title: __________________________

                              SUBSCRIPTION NOTICE


     The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, __________ Ordinary Shares covered by such Warrant and herewith makes payment in full therefor of $__________ cash, and requests that certificates for such shares (and any securities or property deliverable upon such exercise) be issued in the name of and delivered to __________________________________________ whose address is
__________________________________________.

     The undersigned agrees that, in the absence of an effective registration statement with respect to Ordinary Shares issued upon this exercise, the undersigned is acquiring such Ordinary Shares for investment and not with a view to distribution thereof and that the certificate or certificates representing such Ordinary Shares will bear an appropriate legend.



Name: _____________________

By: _______________________

Title: ____________________

Dated: ____________________

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ the rights represented by the foregoing Warrant of ____________________ and appoints __________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.



Name: _____________________

By: _______________________

Title: ____________________

Dated: ____________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.